UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        March 5, 2015

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road, Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2015, the Board of Directors of USA Truck, Inc., a Delaware corporation (the "Company") designated Joseph M. Kaiser, the Company’s Vice President and Corporate Controller, as the Company’s principal accounting officer for purposes of the Company’s filings with the Securities and Exchange Commission.

Mr. Kaiser, 38, joined the Company in July 2014 as Vice President and Corporate Controller. Prior to joining the Company, Mr. Kaiser served as Director of Financial Reporting and Manager of Financial Reporting of Swift Transportation Company, where he served from March 2012 through July 2014.  Mr. Kaiser served as Corporate Accounting Manager of American Land Lease, Inc., a real estate investment trust that owned and managed residential land lease communities, from October 2010 through March 2012.  Mr. Kaiser served in various audit capacities at Deloitte & Touché LLP from January 2007 to October 2010, for both public and privately held companies. Mr. Kaiser is a certified public accountant.

There is no arrangement or understanding between Mr. Kaiser and any other person pursuant to which Mr. Kaiser was appointed the Company’s principal accounting officer.  There are no transactions in which Mr. Kaiser has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	March 11, 2015	/s/ Michael Borrows
Michael Borrows
Executive Vice President and Chief Financial Officer